Exhibit 99.1

Terayon to Report First Quarter 2005 Financial Results
on May 3, 2005

Santa Clara, California – April 18, 2005 – Terayon Communication Systems, Inc. (NASDAQ: TERN), a leading provider of digital video networking applications and home access solutions, today announced it will release first quarter 2005 results on Tuesday, May 3, 2005 after market close.

     The Company will host an investor conference call to discuss its first quarter 2005 results on Tuesday, May 3, 2005 at 5:00 p.m. ET (2:00 p.m. PT). The call may be accessed by dialing 800-659-2032 (U.S.) or 617-614-2712 (international), and referencing pass code 58385788. A live listen-only webcast of the call may be accessed on Terayon’s website at www.terayon.com/investor. Webcast participants should allow approximately 10 minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the call.

     A telephonic replay of the call may be accessed through Thursday, June 2, 2005 by dialing 888-286-8010 (U.S.) or 617-801-6888 (international) and referencing pass code 33938287. An online archive of the webcast will also be available on the investor relations section of Terayon’s Web site.

About Terayon

     Terayon Communication Systems, Inc. (NASDAQ: TERN) provides digital video networking applications and home access solutions that enable the delivery of advanced digital video, voice and data services. Service providers worldwide have deployed more than 5,000 of Terayon’s digital video systems to brand their programming, insert millions of digital ads, offer HDTV and other digital video services. More than five million Terayon cable modems and other home access solutions have been deployed by cable operators globally to provide broadband Internet access and VoIP telephony. Terayon maintains its headquarters in Santa Clara, California; has sales and support offices worldwide, and is on the web at www.terayon.com

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Press Contacts:	Investor Contact:
Rebecca West	Eileen Morcos
(415) 402-0230	(408) 235-5544
rebecca@atomicpr.com	eileen.morcos@terayon.com

“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995:

Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, as well as the other risks and uncertainties detailed from time to time in Terayon’s filings with the SEC, including the 10-K for the year ended Dec. 31, 2003.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.